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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on (i) Form S-16, (Nos. 2-51894, 2-55664, 2-63470 and 2-75654); (ii)
Form S-8, (Nos. 2-77752, 33-10747, 33-24934, 33-33018, 33-54403, 33-54443,
33-54555, 333-08059, 333-08087 and 333-60839); and (iii) Form S-3, (Nos.
2-84910, 33-26314, 33-23880, 33-42698, 33-44871, 33-45091, 33-46999, 33-54317,
33-69432, 333-04385, 333-40869, 333-44421, 333-55921, and 333-68257) of Kinder
Morgan, Inc. and subsidiaries of our report dated March 16, 2000 relating to the financial statements and schedule, which appear in this Form 10-K, and of our report dated March 10, 2000 relating to the financial statements of Kinder Morgan Energy Partners, L.P., which are incorporated by reference in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 27, 2000